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EXHIBIT 23

Consent of Experts—Weinberg & Company, P.A.,
Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use in Form SB-2 Registration Statement, of Com-Guard.Com, Inc. our report for the year ended June 30, 2002, dated September 3, 2002 relating to the financial statements of Com-Guard.Com, Inc. which appears in such Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

WEINBERG & COMPANY, P.A. Certified Public Accountants

Los Angeles, California
January 27, 2003

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  EXHIBIT 23
Consent of Experts—Weinberg & Company, P.A., Certified Public Accountants